UNITED STATES

SEURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022 (January 27, 2022)

THE GREENROSE HOLDING COMPANY INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Broadway Amityville, NY	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-5270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one redeemable warrant	OTC Pink
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 8.01. Other Events.

On January 27, 2022, in light of ongoing developments impacting The Greenrose Holding Company Inc. (“Greenrose” or the “Company”) business projections, Greenrose issued an updated presentation (the “Investor Presentation”) included as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01. Greenrose provides the Investor Presentation as an update to the Investor Presentation filed by Greenrose on its Current Report on Form 8-K filed July 28, 2021 (the “July 28, 2021 Presentation”).

The Investor Presentation filed herewith and the financial information and projections reflected therein replace and supersede in all respects the July 28, 2021. The July 28, 2021 Presentation should no longer be relied upon by investors, potential investors or other third parties.

The Investor Presentation includes financial information not prepared in accordance with generally accepted accounting principles.

The information contained in the Investor Presentation is summary information that is intended to be considered in the context of Greenrose’s filings with the Securities and Exchange Commission (the “Commission”) and other public announcements that Greenrose may make, by press release or otherwise, from time to time. Greenrose undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the Commission, through press releases or through other public disclosure.

By filing this Current Report on Form 8-K and furnishing the information contained herein, Greenrose makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Forward Looking Statements

Statements made in this Current Report on Form 8-K that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to the business combination and any other statements relating to future results, strategy and plans of Greenrose (including certain projections and business trends, and statements which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”). Such statements are provided for illustrative purposes only and are not to be relied upon as predictions or any assurance or guarantee by any party of actual performance of Greenrose and its recent acquisitions. Forward-looking statements are based on the opinions and estimates of management of Greenrose and/or the estimates of management of the companies Greenrose recently acquired, as the case may be, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to attract and retain key personnel; prevailing industry trends including consumer spending as well as in cannabis markets; legislation or regulatory requirements and developments in the global economy in general and the regulation of cannabis in particular; the public health crisis related to the coronavirus (COVID-19) pandemic and resulting significant negative effects to the global economy; disruption of global supply chains and distribution channels; as well as significant volatility in and possible disruption of financial markets; increased operating costs, decreased ability to profitably develop and operate cultivation and processing facilities as well as retail points of sale; competition in the US cannabis markets; and the impact of government shutdowns or other limitations impacting business activity generally.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2022	The Greenrose Holding Company Inc.

	By:	/s/ William F. Harley III
	Name:	William F. Harley III
	Title:	Chief Executive Officer

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